                                                                 2nd April, 1992

Mr. Ulf Christian Tychsen
Farmisener Landstr. 28b

2000 Hamburg 67

Dear Mr. Tychsen,

I am enclosing the Contract of Employment and the Employment Agreement agreed with you and would like to confirm once more the conditions not contained in these contracts.

         The target bonus under the "TWC Incentive Bonus Plan 1992" will be 50% in your case. You will receive a guaranteed bonus of at least 20% of your basic salary by 31.12.1993.

         As already mentioned you can select a car of your choice up to a value of DM 70,000.-- inclusive of VAT. I would be grateful if, in view of long delivery periods, you could specify your choice as soon as possible.

         Consideration is being given at present to a plan to take out pension insurance on behalf of managerial staff or to grant corresponding pension concessions. In the event of such a general solution not being realised, we hereby guarantee you that in your case a special agreement will be reached for you which, upon your reaching the age of retirement, will provide you with a pension which will amount to 20% of your basic salary as it stands at that time. A prerequisite herefor, however, is a ten year period of employment.

         We will provide you with a company-owned apartment which you can use free of charge for one year.

         You are entitled to participate in the "TWC Inc. Non-Qualified Stock Option". 8,000 shares will be set aside for you. Please sign and return the attached agreement also.

         Should you not avail of your car for weekend trips home, we will provide you with a fly-and-save ticket during your first year.

We look forward to hearing from you and remain

Yours sincerely

(sgnd.]
Hans Wimmer

Enclosures
TWC Incentive Bonus Plan 1992
TWC Non-Qualified Stock Option Agreement
Organigrammie Europe
Contract of Employment
Employment Agreement

I accept the contents of this letter.

[sgnd.]
Ulf Christian Tychsen

                                                     Eschweiler, 2nd April, 1992

                             CONTRACT OF EMPLOYMENT

Dear Mr. Tychsen,

The following agreements are agreed in relation to your employment.

ss. 1 Position
------------
You shall be employed at managerial level in our company from 01.01.1993. It shall be possible for the contract to commence at an earlier date. It is intended to appoint you to the position of Managing Director. We reserve the right to assign other appropriate managerial duties to you if required for operational reasons.

You undertake to devote your full working capacity to the service of the Company. The assumption of any ancillary profitable employment shall require the express prior written agreement of the Management. This shall also apply for involvement in other companies and for involvement in the supervisory organs of other companies.

The period of employment shall commence on date of entry.

ss. 2 Remuneration
----------------

1.
As remuneration for your employment you shall receive a monthly salary of DM 21,000.-- gross (in words: twenty-one thousand German Marks), payable at the end of each month. Payment for overtime required shall be regarded as having been made on payment of the agreed remuneration.

2 .
In addition to your monthly remuneration you shall receive the following by way of voluntary social welfare benefits:

-        a Christmas bonus equivalent to a 13th month's salary;

- holiday money equivalent at present to the amount of DM 33.-- gross per day of holidays to which you are entitled;

- contributions to employees' savings schemes in accordance with the terms of the respectively valid Employees' Savings Scheme Act currently amounting to DM 78.-- gross per month.

Assignment of or pledging salary payments shall not be admissible without the consent of the Company.

ss.3 Payment of Salary in the Event of Illness or Death
------------------------------------------------------
1.
In the event of non-culpable inability to work as a result of an accident or illness you shall initially continue to receive your salary in accordance with ss. 2 (1) for six weeks. Thereafter for a period of 6 months you shall receive an allowance in addition to the cash payment provided by your legal health insurance fund or provident association which, together with such sickness benefit, shall be equivalent to the amount of your net payments under ss. 2 (1) . In the case of private health insurance the daily sick benefit agreed with the private health insurance company shall apply as a basis for calculating the allowance, at least, however, a fictitious daily sickness benefit, which would have been paid by the competent insurer under the legal health insurance scheme in the event of compulsory health insurance.

Appropriate evidence of any sickness benefit allowances received must be provided.

You shall assign to the Company any claims for compensation against third-parties to which you are entitled in connection with the occurrence of your inability to work to the amount of the allowance paid, and/or you shall refund to the Company any payments made by third-parties subsequently in relation thereto.

2 .
In the event of your death your surviving dependents (widow, dependent children) shall continue to receive your salary as under ss. 2 (1) for a period of three months, commencing with the end of the month during which the death occurred. The Company shall be entitled to pay the benefit to any of the named persons without any liability to the other surviving dependents.

ss.  4 Fringe Benefits
-----------------
1.
For the duration of the employment relationship the Company shall supply you with an appropriate intermediate-sized car, which may also be used for private journeys. Running and maintenance costs shall be borne by the Company. The employee shall assume responsibility for paying tax on this benefit in kind arising out of private use.

2 .
The Company shall take out an accident insurance policy in your favor:
 in the event of death:        DM 200,000.--
 in the event of invalidity:   DM 400,000.--

The insurance shall expire on the date of your departure from the Company's services.

3.
During business trips you shall be insured against the loss of your luggage up to a maximum sum of DM 10,000.-- under a group insurance policy which does not name the parties covered individually. in the case of business trips abroad there is also an additional foreign health insurance which also includes return transportation to Germany if required for medical reasons.

ss. 5 Holidays
------------
According to the regulations currently applicable, you are entitled to 30 working days annual holidays. In the event of your entering and leaving the Company during the year the holidays shall be calculated pro rata temporis.

ss. 6 Term of Contract and Termination
------------------------------------
This Contract shall be concluded for an indefinite period. The employment relationship can be terminated by either party under observance of a period of notice of 6 months to the end of each half-year. An extension of the periods of notice as a result of legal provisions shall apply for both contractual partners. Notification of termination must be submitted in writing. The Company shall be entitled to suspend you on full pay following the issuing of notice. The employment relationship shall cease, without any special notice being required, on expiry of the month in which you complete your 65th yearlife.

The right to immediate termination for an important reason (ss. 626 BGB) remains unaffected (BGB = German Civil Code).

ss. 7 Secrecy
---------
1.
You undertake to maintain secrecy regarding all business matters, in particular trade secrets, knowledge of which was acquired by you during your employment. The obligation to observe secrecy extends to all the trade secrets of third-parties which the latter have made accessible to the Company subject to the proviso that they be handled as business and/or manufacturing secrets.

You also assume this obligation on the part of the Company as your own personal obligation both to the same extent and for the same term.

Insofar as legally admissible, the obligation to observe secrecy shall continue to apply after termination of the employment relationship. Upon leaving the Company you also undertake to return to the Company all the documentation in your possession which related to your activities within the framework of the employment relationship.

2.
Publications and lectures regarding materials, of which you gained knowledge during your service or which are within the scope of your duties, shall require the prior consent of the Management.

ss. 8 Final Provisions
--------------------
1.
No agreements were made apart from this Contract. Alterations of and amendments to this Contract must be made in writing in order to be valid.

2 .
The Parties are agreed that, in accordance with ss. 26 of the Federal Data Protection Act (BDSG), data regarding your person shall be stored for the purposes of efficient operations. According to the same Act (ss.5 BDGS) you may only process, make known, render accessible or otherwise use protected data relating to persons in order to fulfil a specific function. Breaches of this act are punishable according to ss. 41 BDSG, among others. The signature attached to this Contract shall also apply as a declaration of consent to this obligation.

3 .
Should individual provisions of this Contract be or become invalid, this shall not affect the validity of the remaining provisions. An appropriate provision which approximates most closely to the economic objective being strived for by both parties shall be agreed in place of the invalid provisions or for the purpose of filling possible loopholes in the contract.

4 .
In the event of being appointed Managing Director, this Contract of Employment shall be suspended for the duration of the validity of the Employment Agreement of the Managing Director.

We hope that you will be happy with our Company and we wish you lots of success in your work.

Yours sincerely
Pharma-Gummi Wimmer West GmbH

(sgnd.)
Hans Wimmer
(Managing Shareholder)

I accept the terms of this Contract.

[sgnd.]
Ulf Christian Tychsen

                                 Addendum to. 1
                                 -------------
                                       to
                                       --
                              Employment Agreement
                              --------------------

                                 by and between

Pharma-Gummi Wimmer West GmbH, Stolberger Strasse 21-41, D-52249
Eschweiler, Germany, ("Company"), acting through its managing director (Geschaftsfuhrer), Mr. Hans Wimmer,

                                      and

Mr. Ulf Christian Tychsen, Farmsener LandstraBe 78b, 22359
Hamburg, Germany.

                     dated this 26th day of September, 1994

                                    Preamble
                                    --------

On (April 2], 1992, Mr.Tychsen and the Company entered into an employment relationship based on Contracts of Employment dated April 2, 1992; the TWC Incentive Bonus Plan 1992; The Non- Qualified Stock Option Agreement; the Organigramme Europe; and a letter containing additional conditions dated April 2, 1992 (collectively the "Agreement").

Mr. Tychsen has not assumed any job, work or assignment which would be in competition with the Company's business since his employment with the Company.

Both parties hereto wish to specify the extent to which Mr. Tychsen is by operation of law barred from engaging in any competitive activity during his employment with the Company.

In view of the crucial importance of the proprietary information made accessible to Mr. Tychsen by the Company, both parties hereto agree that Mr. Tychsen should be subject to a reasonable non-competition covenant after the termination of his employment relationship with the Company.

NOW, THEREFORE, the parties hereto agree on the following amendment to the
Agreement:

1.       General Non-Competition Covenant
         ---------------------------------
1.1 During the term of his employment with the Company, Mr. Tychsen will not assume any job, work or assignment in the same business and territory in which the Company or an affiliate of the Company is active (the "Company's Business") , regardless whether such activities are actual or potential pursuant to the Company's Articles of Incorporation (Satzung). This restriction includes without limitation

         (a) any acquisition or holding of interests in any enterprise which is engaged in the Company's Business ("Competitor"), either directly or indirectly or by way of sub-participation (Unterbeteiligung) or as silent partner (Stille Beteiligung),

         (b) the performance of services for any Competitor or an affiliate of any Competitor, either as employee, consultant, counsel, or member of any board, regardless whether such services are remunerated or not, and

         (c)    any self-employed competing activity.

         The term "affiliate" shall have the meaning ascribed thereto in ss.15 of the German Stock Corporation Act (Aktiengesetz).

         For the purposes of this clause, the territory in which the Company or affiliates of the Company are active shall be Europe (including Russia and Turkey) and North America.

1.2 The non-competition covenant shall not prevent Mr. Tychsen from acquiring or holding shares of stock or other securities traded on any recognized stock exchange, provided that (a) such interest does not give Mr. Tychsen any influence on the management of a Competitor and (b) the interest does not exceed ten (10) per cent of the outstanding securities.. This clause shall, furthermore, not apply to any job, work or assignment assumed by Mr. Tychsen in the interest and with the consent of the Company.

2 .  Post-Employment Non-Competition Covenant
     -----------------------------------------

2.1 For a period of one (1) year following the termination (Beendigung), for whatever reason, of the employment relationship with the Company, Mr. Tychsen may not engage in any competing activity as defined in
         Section 1 hereof.

2. 2 For the term of this post-employment non-competition covenant, the Company shall pay to Mr. Tychsen a Compensation (Karenzentschadigung) in the amount of twelve
         (12) times the last monthly gross salary pursuant toss.2 (l) of the Agreement, but not less than the amount payable under ss. 74b(2), (3) of the German Commercial Code (HGB) . The Compensation shall be paid in bi-monthly installments at the end of each two-months period after the day of the termination in accordance with the pertinent tax and social security laws, provided, however, that Mr. Tychsen discloses to the Company all requisite information about his income from other professional activities prior to the maturity of the installment.

3.       Penalty Clause
         ---------------
         Notwithstanding any other rights of the Company, in each case of violation of the foregoing non-competition covenants Mr. Tychsen shall be liable to the Company for a contractual penalty (Vertragsstrafe) in the amount of six (6) times the last monthly gross salary pursuant to ss. 2(l) of the Agreement. In case of a continuous violation, the Company shall be entitled to the full contractual penalty for every month, or part of a month, during which Mr. Tychsen is in violation of the non-competition covenant. For the enforcement of this contractual penalty clause, the Company shall not be required to establish any actual damages.

4.       Termination
         -----------
         Notwithstanding the provisions contained in the Agreement, the company may terminate the Agreement for cause in accordance with ss. 626 of the German Civil Code (BGB) if Mr. Tychsen violates the non-competition covenant pursuant to Section 1 hereof.

5.       Final Provisions
         ----------------

5.1      Sections ss.ss. 60, 61 and 74 to 75d of the German Commercial Code
         (HGB) shall apply to the extent not validly altered by the foregoing provisions.

5.2 The Agreement and this Addendum have been drawn up in the English language.

5.3 To the extent not affected by this Addendum, the terms and provisions of the Agreement remain binding and enforceable.

5.4 The invalidity, illegality or unenforceability of any provision in this Addendum shall not affect the validity, legality or enforceability of the remaining provisions. The invalid, illegal or unenforceable provision shall be replaced by a valid, legal and enforceable provision reflecting as closely as possible the economic intention pursued by the parties with the former provision. The same shall apply to issues the parties intended but failed to address.

Place:          Eschweiler                  Place             Lionville
                --------------------                 -----------------------

Date:           20.09.94                    Place             11.11.94
                -------------------                  ------------------------

PHARMA-GUMMI WIMMER WEST GMBH

By:             Hans Wimmer                 By:               Ulf Tychsen
                ----------------------               ---------------------------